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As filed with the Securities and Exchange Commission on July 7, 2003
Registration No. 333-87192

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RWD TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	52-1552720 (I.R.S. Employer Identification No.)
5521 Research Park Drive Baltimore, Maryland (Address of principal executive offices)	21228 (Zip Code)

RWD TECHNOLOGIES, INC. AMENDED & RESTATED EMPLOYEE STOCK PURCHASE PLAN
(Full title of plan)

(Name, address and telephone number of agent for service) Laurens MacLure, Jr., Esq. RWD Technologies, Inc. 5521 Research Park Drive Baltimore, Maryland 21228 (410) 869-7082	(Copy to:) Richard C. Tilghman, Jr. Piper Rudnick LLP 6225 Smith Avenue Baltimore, Maryland 21209-3600 (410) 580-4274

EXPLANATORY NOTE

        RWD Technologies, Inc., a Maryland corporation (the "Registrant"), is filing this post-effective amendment to deregister certain securities originally registered pursuant to the Registration Statement on Form S-8 (the "Form S-8") filed on April 29, 2002 (file no. 333-87192), with respect to shares of the Registrant's Common Stock, par value $0.10 (the "Common Stock"), and related plan interests, thereby registered for offer or sale pursuant to the RWD Technologies, Inc. Amended & Restated Employee Stock Purchase Plan (the "Plan").

        An aggregate of 875,000 shares of Common Stock and an indeterminate amount of plan interests were registered for issuance pursuant to the Plan. Of those, 400,000 shares and related plan interests were registered on the Registration Statement on Form S-8 filed on April 29, 2002 (file no. 333-87192), 300,000 shares and related plan interests were registered on Form S-8 filed on October 15, 1999 (file no. 333-89093), and 175,000 shares and related plan interests were registered on Form S-8 filed on April 15, 1998 (file no. 333-50199).

        The Plan has been terminated. This Post-Effective Amendment No. 1 is being filed to deregister the 124,687 shares of Common Stock (and related plan interests) under the Form S-8 filed on April 29, 2002 (file no. 333-87192), that remain unsold as of the date of this Post-Effective Amendment No. 1.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
24.1	Power of Attorney (filed herewith)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Baltimore, State of Maryland, on the 7th day of July, 2003.

RWD TECHNOLOGIES, INC.
By:	/s/ Laurens MacLure, Jr. Laurens MacLure, Jr. Vice President, General Counsel and Corporate Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Laurens MacLure, Jr. Laurens MacLure, Jr.	As Attorney-in-Fact for Dr. Robert W. Deutsch Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	July 7, 2003
/s/ Laurens MacLure, Jr. Laurens MacLure, Jr.	As Attorney-in-Fact for Beth Marie Buck Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 7, 2003
A majority of the Board of Directors:

Dr. Robert W. Deutsch, Kenneth J. Rebeck, Dana M. Sohr, Daniel J. Slater, Jeffrey W. Wendel, Jane C. Brown, James R. Kinney, Jerry P. Malec, Robert T. O'Connell, Robert M. Rubin, Henry Z Shelton, Jr., Dr. David Yager
/s/ Laurens MacLure, Jr. Laurens MacLure, Jr.	As Attorney-in-Fact	July 7, 2003

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EXPLANATORY NOTE
EXHIBIT INDEX
SIGNATURES